UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

Smurfit Westrock plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation)	001-42161 (Commission File Number)	98-1776979 (I.R.S. Employer Identification No.)

Beech Hill, Clonskeagh

Dublin 4, D04 N2R2

Ireland

(Address of principal executive offices, including Zip Code)

+353 1 202 7000

(Registrant’s telephone phone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	SW	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2025, the Board of Directors (the “Board”) of Smurfit Westrock plc (the “Company”) appointed Carole L. Brown to the Board as an independent director, effective March 11, 2025. In connection with her appointment to the Board, Ms. Brown has also been appointed to serve on the Audit Committee of the Board and the Sustainability Committee of the Board.

Ms. Brown, age 60, last served as Head of the Asset Management Group for PNC Financial Services Group (“PNC”), one of the largest diversified financial services institutions in the United States, from 2020 until August 2024, after which she was a special advisor to the Chief Executive Officer until her retirement in January 2025. From 2019 to 2020, she held the position of Chief Change and Risk Officer for their Asset Management Group and Corporate & Institutional Banking businesses at PNC. From 2015 to 2019, Ms. Brown served as Chief Financial Officer for the City of Chicago. Prior to her work for the City of Chicago, Ms. Brown had a 25-year career as one of the leading municipal finance investment bankers in the country in various roles. From 2017 to 2019, she also served as a member of the Securities and Exchange Commission Fixed Income Market Structure Advisory Committee.

For her service on the Board and its committees, Ms. Brown will be entitled to receive the annual cash retainers and annual stock grant under the Company’s director compensation program as described in the Company’s Current Report on Form 8-K filed on July 8, 2024. Ms. Brown is also entering into the Company’s standard deed of indemnification and indemnification agreement, each in a form which was previously filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed on July 8, 2024.

There are no transactions involving Ms. Brown and the Company that require disclosure under Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Ms. Brown and any other person pursuant to which she was selected to serve as a director.

In connection with Ms. Brown’s appointment, the size of the Board was increased from 14 to 15. As previously disclosed, Dmitri L. Stockton will be stepping down from the Board, effective as of the conclusion of the Company’s 2025 Annual General Meeting of Shareholders, at which point the size of the Board will be decreased to 14.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smurfit Westrock plc

/s/ Ken Bowles
Name:	Ken Bowles
Title:	Executive Vice President and Chief Financial Officer

Date: March 11, 2025